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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  October 18, 1995
                                                          ----------------



                               W. R. GRACE & CO.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     New York                    1-3720                        13-3461988
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(State or other               (Commission File              (IRS Employer
jurisdiction of                  Number)                    Identification No.)
incorporation)


           One Town Center Road, Boca Raton, Florida        33486-1010
           -----------------------------------------------------------
           (Address of principal executive offices)         (Zip Code)



        Registrant's telephone number, including area code: 407/362-2000
                                                            ------------

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Item 5.   OTHER EVENTS.

          (a) On October 18, 1995, National Medical Care, Inc. ("NMC"), the principal health care subsidiary of W. R. Grace & Co. ("Company"), announced that it had received investigative subpoenas from the Office of Inspector General ("OIG") of the U.S. Department of Health and Human Services. The announcement stated that the subpoenas call for the production of extensive documents relating to various aspects of NMC's business and that a letter accompanying the subpoenas stated that they had been issued in conjunction with an investigation being conducted by the OIG, the U.S. Attorney for the District of Massachusetts, and others, concerning possible violations of federal laws relating to health care payments and reimbursements.

          There are five subpoenas, which cover the following areas: (i) NMC's corporate management, personnel and employees, organizational structure, financial information and internal communications; (ii) NMC's dialysis services business, principally medical director contracts and compensation; (iii) billings under the Medicare end-stage renal disease program and, in particular, the effect on such billings of the Omnibus Budget Reconciliation Act of 1993, which is described in NMC's Form 10 Registration Statement filed with the


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Securities and Exchange Commission on September 25, 1995 ("Form 10"); (iv)
NMC's LifeChem laboratory business, including documents relating to testing procedures, marketing, customers, competition and certain billing matters referenced in the Form 10; and (v) NMC's Homecare Division and, in particular, information concerning the Intradialytic Parenteral Nutrition business, which is described in the Form 10, including billing practices related to various services, equipment and supplies.

          The Company and NMC have been reviewing and continue to assess the subpoenas. NMC has stated that it believes that its activities have been conducted in material compliance with all applicable laws and regulations and that many of the issues apparently targeted by the subpoenas have been previously disclosed or are the subject of ongoing litigation. One new matter covered by the subpoenas relates to an area of the Homecare Division's operations that NMC must investigate further before reaching any conclusions.


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          It is too early to predict the results of the investigation or its impact, if any, on NMC, its financial position or its results of operations. In the event that any government agency believes that wrongdoing related to the investigation has occurred, a civil or criminal proceeding could be instituted, and if any such proceeding were to be instituted and the outcome were unfavorable, NMC could be subject to fines, penalties and damages or could become excluded from government reimbursement programs. Any such result could have a material adverse effect on NMC, its financial position or its results of operations.

          For various reasons arising from the issuance of the subpoenas, the completion of the previously reported spin-off of NMC is now expected to occur in the first quarter of 1996, rather than the fourth quarter of 1995, as previously reported.

          (b) On or about October 20, 1995, two lawsuits were filed against the Company, Mr. Costello and Dr. Constantine L. Hampers, the Chairman and Chief Executive Officer of NMC. One suit was filed in the United States District Court for the Southern District of New York (MURPHY V. W.R. GRACE & CO., ET AL., Case Number 95CIV9003(JFK)).


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The other was filed in the United States District Court for the Southern
District of Florida, Northern Division (LAZAR V. W.R. GRACE & CO., ET AL., Case Number 95-8633(WJZ)). The lawsuits, purported class actions on behalf of all persons and entities who purchased the Company's publicly traded securities during periods leading up to NMC's October 18, 1995 announcement (described in (a) above), generally allege that the defendants concealed information, and issued misleading public statements and reports, concerning the matters that are the subject of the investigations described in (a) above, in violation of federal securities laws. The lawsuits seek unspecified damages, attorneys' and experts' fees and costs, and such other relief as the Court deems proper. The Company has been advised that additional lawsuits with substantially similar allegations may have been or may be filed, but the Company has not yet received service of process in these lawsuits.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

                                                W. R. GRACE & CO.
                                             ---------------------------
                                                   (Registrant)



                                             By  s/Robert B. Lamm
                                               --------------------------
                                                   Robert B. Lamm
                                             Vice President and Secretary


Dated: October 27, 1995


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